                                                                      April 2005

                        [LOGO OF BROWN ADVISORY COMPANY]

                                 CODE OF ETHICS

I. STATEMENT OF GENERAL PRINCIPLES

        Brown Advisory is committed to providing services with the utmost professionalism and integrity. The Firm and its Employees (as defined below) owe an undivided duty of loyalty to the Firm's clients and must place clients' interests first at all times. Employees must avoid any activity that might create an actual or potential conflict of interest and should never take unfair advantage of their positions with the Firm. Employees may not cause a client to take action (or fail to take action) for the Employee's personal benefit, rather than for the benefit of the client.

        The Firm recognizes, however, that Employees should have an opportunity to develop investment programs for themselves and their families. The Firm's Code of Ethics sets forth policies and procedures reasonably designed to ensure that Employees conduct their personal securities transactions in a manner that complies with the securities laws, rules and regulations and that does not raise even the appearance of impropriety.

        All Employees are expected to adhere to the Code of Ethics. Technical compliance with these policies and procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated above. Employees should address any questions regarding the Code of Ethics to the Chief Compliance Officer ("CCO"), Patrick Ventura, or the General Counsel, Chris Laia.

II. DEFINITIONS

Beneficial Interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

Employee means any officer or employee of Brown Advisory Holdings Incorporated and its subsidiaries.

Employee-Related Account means the following securities accounts:

        .       Personal Accounts: any account held in an Employee's name.

        . Joint Accounts: any joint or tenant-in-common account in which an Employee is a participant.

                                                                      April 2005

        .       Trust Accounts: an account of a trust if:
                .       an Employee is a beneficiary of the trust; or
                .       an Employee is a trustee and a beneficiary of the trust
                        is a member of the Employee's immediate family (I.E., the Employee's spouse, minor child and any other relative who shares the Employee's household).

        . Corporate Accounts: an account of a corporation or similar entity in which an Employee is a shareholder and if the Employee controls the entity or the Employee has or shares control over its investment portfolio.

        . Accounts under an Employee's Control: an account over which an Employee has investment discretion or otherwise exercises control. This category does NOT include accounts where an Employee exercises investment discretion or control but has no beneficial interest.

        . Other Accounts: Any other account in which an Employee has a direct or indirect Beneficial Interest, including an account of an Employee's spouse, minor child or any other relative who shares the Employee's household.

Fully Discretionary Account means an Employee-Related Account over which the Employee has no direct or indirect influence or control (I.E., if investment discretion for that account has been delegated in writing to an investment manager and that discretion is not shared with the Employee). In order to have an account treated as a Fully Discretionary Account for purposes of this Code of Ethics, the Employee must certify to the Firm in writing that he or she has not, and will not, discuss potential investment decisions with the investment manager before a transaction.

Fund means any registered investment fund for which the Firm serves as adviser or sub-adviser.

Guide List means those securities covered by the Firm's research analysts.

Investment Person means an Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund or any other Employee identified by the Compliance Officer.

Rating Change means the addition or deletion of a stock to or from, or a change in the action or fundamental rating of a stock, on any of the Firm's Guide Lists.

                                                                      April 2005

III.  POLICIES AND PROCEDURES FOR PERSONAL INVESTING

        A. PRE-CLEARANCE OF SECURITIES TRANSACTIONS

        Subject to the provisions of Section III.B below, Employees must pre-clear all securities transactions in Employee-Related Accounts.

        To obtain pre-clearance for all orders other than a Fund, an Employee must complete an Employee Transaction Approval Form (see Exhibit A) and submit it to the Head Trader (or his or her designee) electronically. To obtain pre-clearance for all orders for shares of a Fund, an Employee must complete an Employee Mutual Fund Transaction Approval Form (see Exhibit B) and submit it to the Head Trader (or his or her designee) electronically. Personal security transactions by the Head Trader must be reviewed and approved by the CCO.

        As soon as possible after receipt of the request, the reviewer should examine the form and determine whether to approve the transaction. Before granting approval, the reviewer must be satisfied that the transaction complies with the Code of Ethics, including the trading restrictions in Section III.E below, and presents no conflict of interest. The reviewer will approve or disapprove electronically the Employee Transaction Approval Form. Pre-clearance requests are maintained in a database that is updated by the Head Trader.

        Employees will be notified by email when their request is approved. No order subject to pre-clearance may be entered prior to receipt of such approval. Verbal authorization is not sufficient. In addition, the approval is valid only until the close of business on the day it is granted. If the order is not placed during that period or is placed but not executed, a new approval must be obtained.

        B. EXCEPTIONS

                1.      EXEMPT ACCOUNTS

        Transactions in the following types of Employee-Related Accounts are exempt from the pre-clearance requirements:

        . Employee-Related Trust Accounts where the Firm serves as corporate trustee pursuant to a written agreement and is compensated for its services, and the account is managed on a fully discretionary basis (a "Covered Trust Account"), or

        .       Fully Discretionary Accounts

        Except as noted in Section III.E.3.e below, Covered Trust Accounts and Fully Discretionary Accounts managed by the Firm are subject to all other provisions of the Code of Ethics.

                                                                      April 2005

                2.      EXEMPT TRANSACTIONS

        The pre-clearance requirements set forth above do not apply to the purchase or sale of the following:

        .       Mutual fund (open end) shares, other than shares of a Fund;

        . Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;

        .       Index tracking products (e.g., NASDAQ-100 Index Tracking Stock:
                QQQ), and options on indexes;

        . Direct obligations of the U.S. Government (I.E., Treasury securities);

        . Dividend reinvestment plans, shares of money market funds and money market instruments (I.E., bankers' acceptances, bank certificates of deposits, commercial paper, repurchase agreements and high quality short-term debt instruments);

        . Automatic transactions (E.G., purchases under dividend reinvestment plans and non-Employee directed sales and related purchases associated with an Employee 401(k) Plan loan(s) and repayment);

        . Sales pursuant to standing instructions on public charity gift accounts where an Employee controls an account but has no beneficial interest; and

        . Transactions that are not voluntary on the part of the Employee (E.G., stock dividends or splits; mergers; other corporate reorganizations; or margin calls).

        C. TRANSACTION REPORTING

         Employees must report securities transactions (except Exempt Transactions) in any Employee-Related Account.

        To ensure compliance with this requirement, Employees must complete the Request for Outside Brokerage Account Form (Exhibit C) and submit to the CCO for approval prior to opening the account. In addition, Employees must instruct the outside institution that maintains the Employee-Related Account to send duplicate copies of all account statements promptly to:

        Brown Advisory
        Attention: Head Trader; Confidential
        P.O. Box 1944
        Baltimore, Maryland 21203-1944

                                                                      April 2005

        The Firm generally must receive account statements no later than 10 days after the end of any calendar month or quarter (depending on the type of account) in which a transaction took place.

        If an Employee chooses to open or maintain an Employee-Related Account with the Firm, that will constitute agreement to allow the Firm to have access to all account information and statements.

        D. DISCLOSURE OF HOLDINGS

                1.      INITIAL HOLDINGS REPORT

        Within 10 days of commencing employment, each Employee must submit an Initial Holdings Report (Exhibit D) to the CCO and the information must be current as of a date no more than 45 days prior to the date the person becomes an employee.

                2.      ANNUAL HOLDINGS REPORT

        Every year on or before July 15, each Employee must submit an Annual Holdings Report (Exhibit D) to the CCO. The information in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

                3.      CERTIFICATION OF COMPLIANCE

        As part of initial and annual holdings reports, Employees are required to certify that they have read, understand and complied with the policies and procedures in the Code of Ethics.

        E. TRADING RESTRICTIONS

        In addition to pre-clearance and reporting requirements, the Firm has imposed certain substantive restrictions on personal securities trading. Any transaction in an Employee-Related Account (except for those transactions listed in Section III.B above) must comply with the following policies and procedures. To the extent that trading in a security is restricted, trading in options on or instruments convertible into that security also will be restricted.

                1.      INITIAL PUBLIC OFFERINGS

        Employees may not acquire securities in an initial public offering through an Employee-Related Account.

                2.      PRIVATE PLACEMENTS

        Employees may not acquire securities in a private placement through any Employee-Related Account without prior written approval of the CCO (or his or her

                                                                      April 2005

designee). This requirement applies to an Employee's investment in any private investment fund, whether administered by the Firm or otherwise. Subsequent capital contributions to such a fund do not require separate approval provided that the timing and amount of the contribution are not within the Employee's control.

        To obtain approval, an Employee must complete a Request for Approval of Private Placement (Exhibit E) and submit it to the CCO. In evaluating the Employee's request, the reviewer should consider all relevant factors, including:

        . Whether the investment opportunity is being made available to the Employee due to the Employee's position with the Firm; and
        . Whether the investment opportunity is suitable for and should be reserved for the Firm's clients.

        If the reviewer approves the Employee's request to participate in a private placement, the reviewer must sign the form and must indicate the reasons for his or her decision. The CCO must retain each form for at least five years after the end of the fiscal year in which the approval was granted.

        If an Investment Person has acquired securities in a private placement, he or she must disclose that interest to the CCO before the Investment Person may play a material role in a decision to recommend or cause a Fund to invest in securities of the same issuer. This disclosure is required even if the Investment Person has complied with the pre-clearance and reporting requirements of the Code of Ethics. Once disclosure is made, the Fund's investment decision must be subject to independent review by another Employee.

                3.      BLACKOUT PERIODS

        Employees should be aware that, in addition to any other sanction provided for under the Code of Ethics, profits realized in connection with a transaction during a blackout period generally must be disgorged.

                        A)      PENDING TRADES

        Employees may not purchase or sell a security in an Employee-Related Account on a day during which any client or Fund has a pending order in the same (or an equivalent) security. This restriction applies until the client or Fund order has been executed or cancelled.

                        B)      SECURITIES UNDER CONSIDERATION

        Employees may not purchase or sell a security in an Employee-Related Account if the Employee knows that a transaction in the same (or an equivalent) security is being considered for any client or that a decision has been made to effect such a transaction.

                                                                      April 2005

                        C)      FUND TRADES

        Investment Persons may not purchase or sell a security in an Employee-Related Account for a period of four business days before and after a Fund trades the same (or an equivalent) security.

                        D)      RATING CHANGES

        Employees may not purchase or sell a security in an Employee-Related Account for a period of one business day after a Rating Change with respect to the same (or an equivalent) security. In addition, Employees may not purchase or sell a security in an Employee-Related Account if the Employee knows that a Rating Change with respect to the same (or an equivalent) security is being considered.

                        E) TRANSACTIONS IN CERTAIN TRUST ACCOUNTS AND FULLY DISCRETIONARY ACCOUNTS

        Notwithstanding the blackout periods set forth above, Covered Trust Accounts and Fully Discretionary accounts are permitted to trade along with Non-Employee-Related Accounts, including a Fund. In accordance with the Firm's allocation policy, a Covered Trust Account or a Fully Discretionary Account managed by the Firm must receive an average price execution and, in the event of a partial fill, must be allocated shares on terms that are no more or less favorable than other similarly-situated clients so that the client and any Fund will not be disadvantaged.

                        F)      BLACKOUT PERIOD EXEMPTIONS

        Although subject to pre-clearance, transactions involving securities in certain large companies, within the parameters set by the Firm, will be approved under normal circumstances, as follows:

        Transactions involving no more than $100,000 per security per day in companies with market capitalization of $2.5 billion or greater, unless the Rating Change for that security has changed in the last business day.

                4.      SHORT-TERM TRADING

        Employees may not profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) security on the Guide List or a Fund within 30 calendar days. In addition to any other sanction provided for under the Code of Ethics, profits realized from short-term trading must be disgorged to a charity selected by the Employee unless the trade was approved pursuant to
Section III.F below.

                                                                      April 2005

                5.      INSIDER TRADING; CONFIDENTIALITY

        Employees must comply with the Firm's policy on the handling and use of material inside information. Employees are reminded that they may not purchase or sell, or recommend the purchase or sale, of a security for any account while they are in possession of material inside information. In addition, Employees may not disclose confidential information (including, but not limited to, information about pending or contemplated transactions for client accounts and client holdings) except to other Employees who "need to know" that information to carry out their duties to clients.

                6.      DIVERSION OF INVESTMENT OPPORTUNITY

        Investment Persons should not acquire a security that would be suitable for a client without first considering whether to recommend or purchase that security to or for the client's account.

        F. EXCEPTIONS

        Exceptions to the Code of Ethics may be granted in special circumstances. Requests should be submitted in writing to the CCO. Each of the Chief Executive Officer, the General Counsel, the Head Trader, and the CCO, are authorized to review such requests on a case-by-case basis and may grant the request only if the conduct involved does not appear to present any material opportunity for abuse and the equities of the situation strongly support an exception. The Firm must maintain a written record of such exceptions and the reasons therefor.

IV. OTHER RESTRICTIONS

        A.      SERVICE AS DIRECTOR

        Employees may not serve on the Board of Directors of any public or private company without prior written approval of the Chief Executive Officer or designee (see Exhibit F). An Employee who is a director of a company may not participate in investment decisions involving that issuer's securities. On an annual basis the CCO will report to the Audit Committee the outside directorships of Employees.

        B.      GIFTS

        To ensure that Employees maintain high standards of integrity and conduct, Employees may not accept any gift or gratuity, other than one that is nominal in value (E.G., reasonably valued at an amount less than $100), from a person or entity that does or seeks to do business with the Firm. An employee who receives a gift or gratuity of more than nominal value must notify the CCO immediately. The CCO may determine that the gift is exempt from the Policy if the reason for the gift was based only upon a personal relationship between the Employee and the individual extending the gift and not on a business relationship between the Employee and the individual extending the gift. An

                                                                      April 2005

employee may not give a gift or gratuity of more than nominal value to a person or entity doing or seeking to do business with the Firm.

        Reasonable business meals and entertainment are not subject to the $100 limitation so long as the Employee and the giver (or recipient) are both present.

        C.      POLITICAL CONTRIBUTIONS

        To ensure that the Firm reports political contributions in accordance with applicable rules and regulations, employees must request pre-approval of any political contribution by completing the appropriate form (see Exhibit G). Under the Maryland Election Law, generally a person can contribute no more than $4,000 to one campaign finance entity, and a total of $10,000 to all campaign finance entities, during a four-year cycle. The current four-year cycle began on January 1, 2003 and ends on December 31, 2006.

V. OVERSIGHT

        A.      REVIEW OF EMPLOYEE TRANSACTIONS

        The Head Trader and CCO are responsible for monitoring personal securities trading for compliance with the Code of Ethics. On a periodic basis (but at least monthly), the Head Trader and/or CCO should review the statements and reports submitted pursuant to Section III above. Any unusual trading activity or patterns of transactions and any indications of violations of this Code of Ethics or the Firm's Insider Trading Policy should be brought to the attention of the CEO and General Counsel.

        B.      SANCTIONS

        If the Firm determines that an Employee has violated the Code of Ethics, the Firm will take such remedial action as it deems appropriate. Sanctions will vary but may include censure, limitation or prohibition of personal trading, suspension, or termination of employment.

        Without in any way limiting the foregoing, the Firm generally may impose the following sanctions (although the Firm may impose different or additional sanctions in its discretion):

        . If an Employee does not obtain pre-clearance or violates a trading restriction, the Employee may be requested to reverse the transaction in question and to disgorge any profits to the applicable client(s), or to a charity selected by the Firm. Failure to comply with such a request is grounds for dismissal.

        . If an Employee does not submit an initial or annual holdings report on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (E.G., travel, education), and may not be

                                                                      April 2005

                compensated until the report is provided.

        . If the Firm does not receive duplicate statements for an Employee-Related Account on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (E.G., travel, education), and may not be compensated until the Employee takes appropriate steps to ensure compliance with the Code of Ethics. An occasional late or missing statement should not result in a sanction provided that the Employee has given instructions to the institution maintaining the Employee-Related Account in accordance with
                Section III.B above.

        C. BOARD REPORTING

        Each quarter the CCO will prepare a written report that sets forth any material violations of the Code of Ethics and any related sanctions and present such report to the Firm's Audit Committee. In addition, the Firm will prepare and present to the Board of Directors for each Brown Advisory Fund such information as such Board may require with respect to the Code of Ethics and material violations thereof.

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT A
                                                EQUITY TRANSACTION APPROVAL FORM

Employee Name:
               ----------------------------------------------------------------

Name of Security:
                  --------------------------------------------------------------

Symbol:
        ------------------------------------------------------------------------

Buy, Sell or Short Sell:
                         -------------------------------------------------------

Number of Shares (or Par Value):
                                 -----------------------------------------------

Date:
      --------------------------------------------------------------------------

Custodian:
           ---------------------------------------------------------------------

Name of Employee-Related Account:
                                  ----------------------------------------------

Account Number:
                ----------------------------------------------------------------

Your Affiliation to Account:
                             ---------------------------------------------------

--------------------------------------------------------------------------------

If the transaction described above is a purchase, does it involve the acquisition of shares of an issuer in an initial public offering?

        Yes             No
            -----           -----

If the security named above is included on the Guide List, are you aware of any rating change of the security (or an equivalent security) in the past one business day or the intention of a Research Analyst to change the rating?

        Yes             No           N/A
            -----           -----         -----

Are you aware of any pending or contemplated trades in the security named above (or an equivalent security) for any client of the Firm or for any Brown Advisory Fund?

        Yes             No
            -----           -----

Do you possess any material inside information regarding the security or issuer of the security?

                                                                      April 2005

        Yes             No
            -----           -----

If the security named above is include on the Guide List, and if this transaction will result in a realized gain, was this security (or an equivalent security) purchased, sold or sold short in any employee-related account within the past 30 days?

        Yes             No           N/A
            -----           -----         -----

Is the market capitalization of the security less than $2.5 billion?

        Yes             No
            -----           -----

Is the security transaction greater than $100,000?

        Yes             No
            -----           -----

--------------------------------------------------------------------------------

Approved:
          -------------------------

Disapproved:
             ----------------------


--------------------------                  -------------------------
(Date)                                      (Signature)

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT B
                                  EMPLOYEE MUTUAL FUND TRANSACTION APPROVAL FORM

ALL EMPLOYEE BROWN ADVISORY MUTUAL FUND SELL ORDER REQUESTS MUST BE SUBMITTED BY 3:15 P.M. IF APPROVAL IS GRANTED, THE BROWN ADVISORY MUTUAL FUND TRADE MUST BE SUBMITTED PRIOR TO THE 3:15 P.M. CUTOFF ON THE DAY APPROVAL WAS GRANTED.

Employee Last Name:
                    ------------------------------------------------------------

Name of Fund:
              ------------------------------------------------------------------

Number of Shares or Amount:
                            ----------------------------------------------------

Buy or Sell:
             -------------------------------------------------------------------

Date:
      --------------------------------------------------------------------------

Custodian:
           ---------------------------------------------------------------------

Name of Account:
                 ---------------------------------------------------------------

Account Number:
                ----------------------------------------------------------------

Your Affiliation to Account:
                             ---------------------------------------------------

Request entered by:
                    ------------------------------------------------------------

If this transaction will result in a realized gain, was this Fund purchased or sold in any Employee-Related Account within the past 30 days?

Yes
    ------------------

No
    ------------------

N/A
    ------------------

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT C
                                          REQUEST FOR OUTSIDE BROKERAGE ACCOUNTS

[ ]     I request approval for the following outside brokerage account(s) that
I, or a member of my immediate family, have a beneficial interest or over which I exercise discretion.

[ ]     I do NOT, nor does any member of my immediate family, maintain any outside accounts, and I do NOT have a beneficial interest or exercise discretion over any such accounts.

PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FOR ALL ACCOUNTS
LISTED

    Account Name          Account Number        Name of Outside Broker/Dealer
    ------------          --------------        -----------------------------


--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

DATE SUBMITTED:
                             ---------------------------------------------------

SUBMITTED BY: (PLEASE PRINT NAME)
                                  ----------------------------------------------

SIGNATURE:
                             ---------------------------------------------------

DATE APPROVED AND AGREED TO:
                             ---------------------------------------------------

APPROVED AND AGREED BY:
                             ---------------------------------------------------

SIGNATURE:
                             ---------------------------------------------------

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT D
                                                  INITIAL/ANNUAL HOLDINGS REPORT

Name:
      --------------------------------------------------------------------------

Date:
      --------------------------------------------------------------------------

I hereby certify that I have read, understand and have complied with the Code of Ethics. Furthermore, I certify that this form and the attached statements represent a complete list of my securities holdings.

1. Provided below is a description of all Employee-Related Accounts, as described in these procedures, which I maintain or in which I have any direct or indirect Beneficial Interest.

        PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FOR ALL ACCOUNTS
        LISTED.

                                               Broker/Dealer or Bank
   Account Name           Account Number       where securities are custodied
   ------------           --------------       ------------------------------

BROKERAGE - NON DISCRETIONARY ACCOUNTS


--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

MUTUAL FUND ACCOUNTS


--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

                                                                      April 2005

                                                Broker/Dealer or Bank
Account Name              Account Number        where securities are custodied
------------              --------------        ------------------------------

DISCRETIONARY ACCOUNTS


--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

FULLY DISCRETIONARY ACCOUNTS /1/


--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

--------------------    ------------------    ----------------------------------

----------
/1/ Note: In order for the account(s) listed above to be treated as Fully Discretionary pursuant to the Company's Code of Ethics, and therefore exempt from the pre-approval process for employee accounts, by signing below, I certify that I will not discuss potential investment decisions with the portfolio manager for such account(s) before a securities transaction.

2. Provided below is a description of securities in which I have any direct or indirect Beneficial Interest (Attached statements are acceptable).

                                         Share/
Name of             Class                Unit       Principal Amount
Issuer              of Securities        Amount     If Debt Security)
------              -------------        ------     -----------------

-----------------   ------------------   --------   -----------------------

-----------------   ------------------   --------   -----------------------

-----------------   ------------------   --------   -----------------------

-----------------   ------------------   --------   -----------------------

-----------------   ------------------   --------   -----------------------

                                                                      April 2005

3. I have acquired securities in the following private placement transactions during the past 12 months.

Name of             Date of
Issuer              Transaction          Nature of Transaction
------              -----------          ----------------------

-----------------   ------------------   ----------------------------------

-----------------   ------------------   ----------------------------------

-----------------   ------------------   ----------------------------------

-----------------   ------------------   ----------------------------------

-----------------   ------------------   ----------------------------------

        -------------------              --------------------------------
        (Date)                           (Signature)

--------------------------------------------------------------------------------
Reviewed by:

Name:
      --------------------------------

Signature:
           ---------------------------

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT E
                           REQUEST FOR APPROVAL OF PRIVATE PLACEMENT TRANSACTION

The undersigned requests approval of the following securities transaction:

Employee:
          ----------------------------------------------------------------------

Issuer:
         -----------------------------------------------------------------------

Is the issuer a publicly traded Firm?   Yes         No
                                            -----      -----
Anticipated Date of Transaction:
                                 -----------------------------------------------

Description of the Placement:
                               -------------------------------------------------

Number of Shares/Units:                         Cost:
                        ----------------              --------------------------

Total Amount of Private Placement:
                                   ---------------------------------------------

Name of person who offered this investment to you:

--------------------------------------------------------------------------------

Does this person or his/her employer have a relationship with you or the Firm?

Yes         No
    -----      -----

If yes, what is the nature of that relationship?

--------------------------------------------------------------------------------

Does this person or his/her employer have a relationship with the issuer?

Yes         No
    -----      -----

If yes, what is the nature of that relationship?

--------------------------------------------------------------------------------

                                                                      April 2005

To your knowledge, is this investment being offered to others?  Yes      No
                                                                    ----    ---
Would this investment be suitable for any of the Firm's clients?  Yes     No
                                                                     ----    ---


------------------------------------
( Employee Signature)

--------------------------------------------------------------------------------
I have reviewed and     approved     disapproved this request for permission to
                    ---          ---
engage in the transaction described for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------
(Date)


---------------------------------------
(Signature of Chief Compliance Officer)

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT F
                                    REQUEST FOR APPROVAL FOR SERVICE AS DIRECTOR

Employee Name:
               -----------------------------------------------------------------

Firm with which you wish to become a director:

        Name:
              ------------------------------------------------------------------

        Address:
                 ---------------------------------------------------------------

        Nature of Business:
                            ----------------------------------------------------

        Is the outside entity publicly traded?
                                               ---------------------------------

        Is the outside entity a client of the Firm?
                                                    ----------------------------

        Will you be compensated for your services and if so how much?

        ------------------------------------------------------------------------

        State the nature and extent of your financial interest, if any, in the organization:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

I have reviewed and     approved     disapproved this request for permission to
                    ---          ---
serve on the board of directors for the above Firm. In connection with this request, I have the following comments:

-------------------------------------------------------------------------

-------------------------------------------------------------------------


-------------------                 --------------------------------
(Date)                                  (Chief Executive Officer)

                                                                      April 2005

[LOGO OF BROWN ADVISORY COMPANY]                                       EXHIBIT G
                                 REQUEST FOR APPROVAL FOR POLITICAL CONTRIBUTION

Employee Name:
               -----------------------------------------------------------------

Name of Contributor (if other than employee):
                                              ----------------------------------

Candidate:
           ---------------------------------------------------------------------

Candidate Account Name:
                        --------------------------------------------------------

Office Sought:
               -----------------------------------------------------------------

Amount of Contribution:                                       $
                                                                ----------------

Disclosure of Aggregate Contributions over the Current Four-Year Reporting Cycle, 2006 Cycle - 01/01/2003 through 12/31/2006:

Campaign Finance Entity of the Candidate noted above          $
                                                                ----------------

All Campaign Finance Entities                                 $
                                                                ----------------
Submitted by:


--------------------------------                              ------------------
Signature of Employee                                         Date

I have reviewed and     approved     disapproved this request for approval to
                    ---          ---
make political contribution specified above.

In connection with this request, I have the following comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


------------------------            --------------------------------
(Date)                                 (Chief Compliance Officer)